                              ARTICLES OF AMENDMENT
                                       OF
                     PRUDENTIAL SMALL-CAP QUANTUM FUND, INC.

     Prudential Small-Cap Quantum Fund, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland and Newark, New Jersey (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by striking out
Article I and inserting in lieu thereof the following:

     The name of the corporation (hereinafter called the "Corporation") is Prudential Tax-Managed Small-Cap Fund, Inc.

     SECOND: The foregoing amendment does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation and does not increase the authorized stock of the Corporation.

     THIRD: The foregoing amendment is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law and have been approved by a majority of the entire Board of Directors of the Corporation without action by the stockholders in accordance with Section 2-605(a)(4) of the Maryland General Corporation Law (the Corporation being registered as an open-end company under the Investment Company Act of 1940).

     FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective at 9:00 a.m. on May 31, 2000.

     IN WITNESS WHEREOF, PRUDENTIAL SMALL-CAP QUANTUM FUND, INC., has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary on April ____, 2000.

                                            PRUDENTIAL SMALL-CAP QUANTUM
                                            FUND, INC.


                                            By:
                                                ---------------------------
                                                Robert F. Gunia
                                                Vice President

Attest:
        ---------------------------
        Marguerite E.H. Morrison
        Secretary

     THE UNDERSIGNED, Vice President of Prudential Small-Cap Quantum Fund, Inc., who executed on behalf of said Corporation the foregoing amendments to the charter of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing amendments to the charter to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.



                                            -------------------------
                                            Robert F. Gunia
                                            Vice President